UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
(Rule 141-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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JUMA TECHNOLOGY CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JUMA TECHNOLOGY CORP.
154 Toledo Street
Farmingdale, NY 11735

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders (the "Meeting") of Juma Technology Corp., a Delaware corporation (the "Company"), which will be held at our corporate headquarters at 154 Toledo Street, Farmingdale, NY 11735. Your board of directors and management look forward to personally greeting those shareholders able to attend. A Notice of Annual Meeting of Shareholders, Proxy Statement and proxy card are enclosed for your review. All holders of shares of common stock of the Company as of the close of business on July 30, 2007 (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting.

The items to be considered and voted on at the meeting are described in the Notice of the Meeting and the Proxy Statement accompanying this letter.

Your vote is important to us. While shareholders may exercise their right to vote their shares in person, we recognize that many shareholders may not be able to attend the Annual Meeting. Accordingly, we have enclosed a proxy which will enable you to vote your shares on the issues to be considered at the Annual Meeting even if you are unable to attend. All you need to do is mark the proxy to indicate your vote, date and sign the proxy, and return it in the enclosed postage-paid envelope as soon as conveniently possible. If you desire to vote in accordance with management's recommendations, you need not mark your votes on the proxy but need only sign, date and return the proxy in the enclosed postage-paid envelope in order to record your vote.

THE BOARD URGES YOU TO SIGN, DATE, AND MAIL THE ENCLOSED PROXY CARD PROMPTLY.

We wish to thank our shareholders for their participation and continued support.

Sincerely,

/s/ David Giangano
DAVID GIANGANO Chief Executive Officer

JUMA TECHNOLOGY CORP.
154 Toledo Street
Farmingdale, NY 11735

NOTICE OF ANNUAL MEETING
TO BE HELD ON AUGUST 31, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Juma Technology Corp., a Delaware corporation (the "Company"), will be held at our corporate headquarters at 154 Toledo Street, Farmingdale, NY 11735 at 10:00 a.m., Local Time, on August 31, 2007 for the following purposes:

1.    To elect five directors for a one year term to expire at the next annual meeting of shareholders of the Company and until their successors have been duly elected and qualified. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES PROPOSED FOR ELECTION BY THE COMPANY, AS DESCRIBED IN THE COMPANY'S PROXY STATEMENT.

2.    To consider and vote upon a proposal to amend the Company's certificate of incorporation to increase the total number of shares of the Company’s authorized capital stock to 910,000,000 shares, to consist of 900,000,000 shares of common stock, $.001 par value per share (currently authorized), and 10,000,000 shares of preferred stock, $.001 par value per share. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

3.    To consider and vote upon a proposal to ratify the adoption of the Company's 2007 Stock Option Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

4.    To approve the selection of Seligson & Giannattasio, LLP as the Company’s independent public accountants for the fiscal year ended December 31, 2007. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

5.    To take action upon any other matters, which may properly come before the meeting.

The above matters are more fully described in the accompanying proxy statement.

Only shareholders of record or beneficial owners at the close of business on July 30, 2007 are entitled to notice of and to vote at the Meeting and any adjournment(s) or postponement(s) thereof. When you arrive at the Annual Meeting, you must present photo identification, such as a driver’s license. Beneficial owners also must provide evidence of share holdings as of the Record Date, such as a recent brokerage account or bank statement.

All shareholders are cordially invited to attend the Meeting. To assure your representation at the Meeting, you are urged to sign, date, and promptly return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. Any shareholder attending the Meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of directors,

Dated: August 6, 2007	/s/ David Giangano
Farmingdale, NY	DAVID GIANGANO
Director

YOUR VOTE IS IMPORTANT
YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.

JUMA TECHNOLOGY CORP.
154 Toledo Street
Farmingdale, NY 11735

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 31, 2007

This Proxy Statement is furnished in connection with the solicitation by the board of directors of Juma Technology Corp., a Delaware corporation (the "Company"), of proxies to be voted at the Company's Annual Meeting of Shareholders (the "Meeting") to be held on August 31, 2007 at our corporate headquarters at 154 Toledo Street, Farmingdale, NY 11735 at 10:00 a.m., Local Time, and at any adjournment(s) or postponement(s) thereof. It is anticipated that this Proxy Statement and the accompanying proxy will be mailed to the Company's shareholders on or about August 6, 2007.

The Company's Annual Report on Form 10-KSB for the year ended December 31, 2006, is enclosed herewith for your information. The Annual Report is not to be deemed soliciting material.

PERSONS MAKING THE SOLICITATION

This Proxy Statement solicits proxies on behalf of the board of directors of the Company. The total expense of such solicitation, including the cost of preparing, assembling and mailing the proxy materials to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its directors, officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be required to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

REVOCABILITY OF PROXIES

The execution of a proxy will not affect a shareholder's right to attend the Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before the vote at the Meeting by filing with the Secretary of the Company either (i) a written notice of revocation; (ii) a proxy bearing a later date than the most recently submitted proxy; or (iii) by attendance at the Meeting and voting in person. Attendance at the Meeting will not, by itself, revoke a proxy. Any written notice or proxy revoking a proxy should be sent to Juma Technology Corp., 154 Toledo Street, Farmingdale, NY 11735, Attention: Secretary.

VOTING SECURITIES AND RECORD DATE

The voting securities of the Company consist of shares of its common stock, $.0001 par value per share ("Common Stock"). Shareholders of record at the close of business on July 30, 2007 (the "Record Date") are entitled to notice of and to vote at the Meeting or any postponement(s) or adjournment(s) thereof. At the Record Date, 42,455,000 shares of Common Stock were issued and outstanding.

VOTING RIGHTS

Each share of Common Stock is entitled to one vote. Cumulative voting in the election of directors is not allowed. The nominees receiving a plurality of votes cast at the Meeting, assuming a quorum is present, will be elected as directors. The affirmative vote of a majority of the votes cast, provided a quorum is present, is necessary to amend the certificate of incorporation, ratify the adoption of the 2007 Stock Option Plan, and ratify the appointment of Seligson & Giannattasio, LLP to audit the accounts and records of the Company for the fiscal year ending December 31, 2007. To the Company's knowledge, aside from management and one other shareholder, no single person or entity and no group of persons, controls sufficient votes to determine the outcome of any of the proposals being voted upon by the shareholders.

Shareholders may designate a person or persons other than those named in the enclosed proxy to vote their shares at the Meeting or any adjournment thereof.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

As of the Record Date, there were 42,455,000 shares of Common Stock outstanding. Shareholders holding majority of the shares entitled to vote on the Record Date, or 21,227,501 shares, must be present in person or represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for the purpose of determining a quorum. Since the vote necessary to approve the proposals and to ratify the appointment of the Company's independent public accountants is the affirmative vote of a majority of the votes cast, abstentions and broker non-votes have the effect of negative votes with respect to these proposals. Since nominees receiving a plurality of the votes cast will be elected as directors, abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of May 31, 2007, our authorized capitalization consisted of 900,000,000 shares of Common Stock. As of May 31, 2007, there were 42,005,000 shares of our Common Stock outstanding, all of which were fully paid, non-assessable and entitled to vote. Each share of our Common Stock entitles its holder to one vote on each matter submitted to the shareholders.

The following table sets forth, as of May 31, 2007, the number of shares of our common stock owned by (i) each person who is known by us to own of record or beneficially five percent (5%) or more of our outstanding shares, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares of our common stock beneficially owned.

Title of class	Name and address of beneficial owner (1)	Amount And Nature of beneficial ownership	Percent of class (2)
Executive Officers & Directors and more Than 5% Beneficial Owners:
Common	David Giangano, CEO and Director c/o Juma Technology Corp. 154 Toledo Street, Farmingdale, NY 11735	6,057,300	14%
Common	Frances Vinci, EVP and Director c/o Juma Technology Corp. 154 Toledo Street, Farmingdale, NY 11735	4,974,000	12%
Common	Joseph Fuccillo, CTO and Director c/o Juma Technology Corp. 154 Toledo Street, Farmingdale, NY 11735	6,057,300	14%
Common	Joseph Cassano, EVP and Director c/o Juma Technology Corp. 154 Toledo Street, Farmingdale, NY 11735	4,103,800	10%
Common	Anthony Fernandez, CFO and Director c/o Juma Technology Corp. 154 Toledo Street, Farmingdale, NY 11735	1,000,000	2%
Common	Mirus Oportunistic Fund c/o Julius Baer Trust Company (Cayman Ltd.) PO Box 1100 GT Windward III, Regata Office Park Grand Cayman	2,500,000	6%
Total of All Directors and Executive Officers:		22,192,400	55%

(1) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(2) Figures may not add up due to rounding of percentages.

CHANGE OF CONTROL

A change of control of the Company has occurred since the beginning of its last fiscal year. On November 14, 2006, the Company (then known as X & O Cosmetics, Inc. (“XO”)) consummated an agreement with Juma Technology, LLC, pursuant to which XO acquired 100% of Juma Technology LLC’s membership interests in exchange for 33,250,731 shares of our common stock (the “Reverse Merger”). The transaction was treated for accounting purposes as a recapitalization by Juma Technology LLC as the accounting acquirer. The principal shareholder of the Company prior to the Change of Control was Glen Landry. The names of the persons whom acquired a majority of the then controlling equity interest of the Company were: David Giangano, Frances Vinci, Joseph Fuccillo, Joseph Cassano, Anthony Fernandez, Elizabeth D’Alesandro, Steven Harper, David Solomon, and Mirius Opportunistic Fund. See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” above. The consideration used by those who acquired control of the Company was membership interests in Juma Technology, LLC. The basis for the acquiring persons’ control of the Company at the time of the Change of Control was share ownership.

There is no arrangement or understanding between or among members of the former and new control groups and their associates with respect to election of directors or other matters. For more information about this Change of Control transaction, kindly see the Company’s Current Report on Form 8-K dated November 14, 2006 filed with the Securities and Exchange Commission. The SEC’s web-site is located at: www.sec.gov.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To the best of our knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by us during or with respect to the year ended December 31, 2006, the following persons have failed to file, on a timely basis, the identified reports required by Section 16(a) of the Exchange Act during fiscal year ended December 31, 2006:

Name and principal position	Number of late reports	Transactions not timely reported	Known failures to file a required form
David Giangano	-	-	-
Frances Vinci	-	-	-
Joseph Fuccillo	-	-	-
Joseph Cassano	-	-	-
Anthony Fernandez	-	-	-

PROPOSAL NO. 1

ELECTION OF DIRECTORS

A total of five directors will be elected at the Meeting by the holders of the Company's Common Stock. The proxies will not be voted for a greater number of persons than the number of nominees named herein. The persons named as "proxies" in the enclosed form of proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. If no choice has been specified by a shareholder, the shares will be voted FOR the nominees. If at the time of the Meeting any of the nominees named below should be unable or unwilling to serve, which event is not expected to occur, the discretionary authority provided in the proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the board of directors.

VOTE REQUIRED

The nominees receiving a plurality of votes cast at the Meeting, assuming a quorum is present, will be elected as directors.

THE NOMINEES

Management of the Company recommends the election of five director nominees set forth below, to hold office until the next annual meeting of shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. Management has nominated the following persons for election as directors: David Giangano, Frances Vinci, Joseph Fuccillo, Joseph Cassano, and Anthony Fernandez.

The following sets forth certain information about each of the nominees for director and their current positions with the Company. The Common Stock ownership of each nominee for director is provided under "SECURITY OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

Name	Age	Position(s) and Office(s) Held
David Giangano	45	Chief Executive Officer, Director
Frances Vinci	55	EVP of Professional Services, Director
Joseph Fuccillo	34	Chief Technology Officer, Director
Joseph Cassano	48	EVP of Sales, Director
Anthony Fernandez	39	Chief Financial Officer, Director

Set forth below is a brief description of the background and business experience of each of our directors, nominees for directors, and executive officers of the Company.

David Giangano - Chief Executive Officer and Director

Mr. Giangano is the founder of the Company and has extensive experience in building strategic alliances, structuring joint ventures, and negotiating partnerships. He also brings 20 years of experience designing and developing a broad spectrum of IT solutions, including those that pertain to telecommunications systems, IT systems integration, voice & data convergence, and application development. Mr. Giangano currently holds multiple patents in disciplines ranging from data encryption to specialized data acquisition and digital signal processing applications. His technical writings have been published in NASA and IEEE (Institute of Electrical and Electronics Engineers) journals and magazines. From 2000 to 2002, Mr. Giangano was the Senior Vice President of Engineering and System Services at 5B Technologies. From 1997 to 2000, Mr. Giangano founded and operated Tailored Solutions, a voice and data systems integration and consulting firm, which was acquired by 5B Technologies. Mr. Giangano earned a Bachelor of Science degree in Electrical Engineering and spent 10 years with Northrop Grumman Corporation as a Senior Design Engineer and Project Leader.

Frances Vinci -Executive Vice President of Professional Services and Director

Ms. Frances Vinci co-founded the Company in 2002 and has 20 years of experience as an Operations, Sales and Human Resources Director. Ms. Vinci initiated both the telemarketing and professional services division. From 1999 to 2002, Ms. Vinci was the Director of Professional services at 5B Technologies. In that capacity, Ms. Vinci created and implemented an IT outsourcing and consulting division. From 1980 to 1999, Ms. Vinci worked at Media Communications Inc. as Vice-President of Sales & Operations, starting two divisions and contributed to the company’s revenue by turning a service based division into a profit center.

Joseph Fuccillo - Chief Technology Officer and Director

Prior to becoming the Company's Chief Technology Officer in 2003, Mr. Fuccillo served as Senior Vice President at Xand Corporation, from 1999 to 2003, an IT hosting and managed services provider, from 1999 to 2003. During his tenure at Xand Corporation, Mr. Fuccillo was credited with building the company's IT hosting business into a $10 million revenue unit. In 1998, Mr. Fuccillo founded Incisive Technologies, an independent IT consultancy and value added reseller that provided systems design and implementation services. From 1995 to 1998, Mr. Fuccillo led the technology team at Westcon, a major distributor of high-end network and related security products. Mr. Fuccillo began his career as a communications analyst with Orange and Rockland Utilities in 1993. He received a Bachelor of Science degree in Electrical Engineering from Manhattan College and is a certified technician in a variety of areas.

Joseph Cassano - Executive Vice President of Sales and Director

Mr. Cassano joined the Company in 2003 and brings over 25 years of experience in sales and operations in the communications industry. Mr. Cassano is responsible for the sales organization at the Company, designed to partner with customers to help them build the high-performance communications solution required to handle emerging business applications. From 2000 to 2003, Mr. Cassano was the Area Vice President of Sales for Expanets of New York, Avaya's largest and most strategic business partner. Prior to his position with Expanets, Mr. Cassano held executive level positions with market leading technology companies, including Lucent Technologies and AT&T Information Systems. Mr. Cassano started his career in 1980 with The New York Telephone Company, now known as Verizon Communications.

Anthony Fernandez, MBA, CPA - Chief Financial Officer and Director

Mr. Fernandez joined the Company in 2006 and is responsible for all financial matters related to the Company. In 2005, prior to joining the Company, Mr. Fernandez was the Director of Finance for Lexington Corporate Properties Trust where he was responsible for SEC filings, Sarbanes-Oxley compliance and audit compliance. From 2001 to 2005, Mr. Fernandez was the Corporate Controller for Register.com, Inc. Mr. Fernandez managed a $210 million portfolio, all SEC reporting and compliance, tax compliance and financial computer systems implementations. From 1998 to 2001, Mr. Fernandez was the Chief Financial Officer for 5B Technologies Company, a technology and employee staffing company. Prior to this time, Mr. Fernandez had eight years of public accounting experience with various firms. Mr. Fernandez is a Certified Public Accountant in the state of New York and obtained his MBA in accounting from Hofstra University in 1992.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual meeting of our shareholders or until removed from office in accordance with our by-laws. Mr. Giangano has served as a director of the Company since November 14, 2006. Ms. Vinci has served as a director of the Company since November 14, 2006. Mr. Fuccillo has served as a director of the Company since November 14, 2006. Mr. Cassano has served as a director of the Company since November 14, 2006. Mr. Fernandez has served as a director of the Company since November 14, 2006.

Family Relationships

As of the date of this Proxy Statement, there were no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

BOARD INDEPENDENCE AND BOARD COMMITTEES

Standard of Independence

At this time, the Company is not subject to the requirements of a national securities exchange or an inter-dealer quotation system with respect to the need to have a majority of its directors be independent. In the absence of such requirements, the Company has elected to use the definition established by the NASDAQ independence rule which defines an “independent director” as “a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.” The definition further provides that the following relationships are considered bars to independent regardless of the board’s determination:

Employment by the Company. Employment of the director or a family member by the Company or any parent or subsidiary of the company at any time thereof during the past three years, other than family members in non-executive officer positions.

$60,000 Compensation.  Acceptance by the director or a family member of any compensation from the Company or any parent or subsidiary in excess of $60,000 during any twelve month period within three years of the independence determination.

Auditor Affiliation.  A director or a family member of the director, being a partner of the Company’s outside auditor or having been a partner or employee of the company’s outside auditor who worked on the Company’s audit, during the past three years.

Based on the foregoing definition, the board of directors has determined none of the current directors and nominees are “independent directors”.

Standing Committees of the Board

At this time, the Company is a small business issuer traded on the Over the Counter Bulletin Board and is not subject to the requirements of a national securities exchange or an inter-dealer quotation system with respect to the establishment and maintenance of any standing committees. The Company does not currently have standing audit, nominating, and compensation committees of the board of directors. Each of these matters will be discussed separately below.

Audit Committee

We do not have a separately-designated standing audit committee. Since there are no independent members of the board of directors, it is not feasible at this time to have an audit committee.  The entire board of directors performs the functions of an audit committee, but no written charter governs the actions of the board of directors when performing the functions of that would generally be performed by an audit committee. The board of directors approves the selection of our independent public accountants and meets and interacts with the independent public accountants to discuss issues related to financial reporting. In addition, the board of directors reviews the scope and results of the audit with the independent public accountants, reviews with management and the independent public accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

For the year ended December 31, 2006, the board of directors:

1.	Reviewed and discussed the audited financial statements with management, and

2.	Reviewed and discussed the written disclosures and the letter from our independent public accountants on the matters relating to their independence.

Based upon the board of directors’ review and discussion of the matters above, the board of directors authorized inclusion of the audited financial statements for the year ended December 31, 2006 to be included in the Annual Report on Form 10-KSB, a copy of which accompanies this Proxy Statement.

Nominating Committee

We do not have a separately designated standing nominating committee. The Company’s management and one other shareholder own a majority of the issued and outstanding Common Stock and are in a position to control the election of the Company’s directors. The board of directors of the Company also believes, given the Company’s size and resources and given the lack of independent directors, that it is not feasible to have a separate Nominating Committee; in light of the foregoing, the Company believes, it is appropriate that the entire board of directors performs the function of identifying and evaluating director nominees for the Company. The Company does not pay a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

Our goal is to assemble a board of directors that brings together a variety of perspectives and skills derived from high quality business and professional experience. While the board of directors has not established specific, minimum qualifications, qualities or skills that a director nominee is required to have, the board of directors generally considers the following factors (i) the appropriate size of our board of directors; (ii) our needs with respect to the particular talents and experience of our directors; (iii) the knowledge, skills and experience of nominees, including experience in finance, administration, or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the board of directors; (iv) familiarity with the telecommunications industry; (v) experience with accounting rules and practices; and (vi) the desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new board members.

Our by-laws do not contain any provision addressing the process by which a shareholder may nominate an individual to stand for election to the board of directors, and we do not have any formal policy concerning shareholder recommendations to the board of directors. To date, we have not received any recommendations from non-affiliate shareholders requesting that the board consider a candidate for election to the Board. However, the absence of such a policy does not mean that the board of directors would not consider any such recommendation, had one been received. The board would consider any candidate proposed in good faith by a shareholder. To do so, a shareholder should send to the Company the candidate's name, credentials, contact information, and his or her consent to be considered as a candidate. The proposing shareholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long). The communication should be in writing and should be sent via United States mail, postage prepaid, addressed as follows: Juma Technology Corp., 154 Toledo Street, Farmingdale, NY 11735, attention: Secretary. The Secretary will cause all communications related to board nominees that she is aware of to be forwarded to the board of directors.

Compensation Committee

We do not have a separately designated standing compensation committee. The board of directors of the Company believes, given the Company’s size and resources and given the lack of independent directors, that it is not feasible to have a separate Compensation Committee; in light of the foregoing, the Company believes, it is appropriate that the entire board of directors performs the function of the consideration of executive officer and manager compensation.

Base salaries for our executives depend on the scope of their responsibilities and their performance.  Base salary is designed to compensate the executives for services rendered during the year.  These salaries are compared to amounts paid to the executive’s peers outside our Company.  As we have not yet established a Compensation Committee, salary levels, if not memorialized in written employment agreements, will typically be reviewed annually during the board of directors’ informal performance review process, with increases based on the assessment of the performance of the executive. See the description of our executive officers’ employment agreements under the heading “EXECUTIVE COMPENSATION-Employment Agreements” infra.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OFDIRECTORS

The board of directors has instituted a process for shareholders of the Company to send communications to the board of directors or to a particular director. Any shareholder who wishes to communicate with the board of directors or any particular director may do so by sending all such communications in writing, via United States mail, postage prepaid, addressed as follows: Juma Technology Corp., 154 Toledo Street, Farmingdale, NY 11735, attention: Secretary. Each shareholder writing should include a statement indicating that the sender is a shareholder of the Company and should specify whether the communication is directed to the entire board of directors or to a particular director. Company personnel will review all properly sent shareholder communications and will forward the communication to the director or directors to whom it is intended, attempt to handle the inquiry directly if it relates to a routine or ministerial matter or not forward the communication if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.

COMPENSATION OF THE BOARD OF DIRECTORS FOR 2006

Our directors did not receive any compensation for their services as director during the year ended December 31, 2006.

MEETINGS OF THE BOARD OF DIRECTORS

The Company has a board of directors; however, there are no committees of the board of directors at this time. Under Delaware law and in accordance with the terms of our by-laws, the members of the board of directors may act at a meeting of the board of directors or by unanimous written consent in lieu of a meeting. In this regard, the board of directors has held two meetings and signed and delivered two unanimous written consents from November 14, 2006-the date of the above referenced Reverse Merger resulting in a Change of Control took place-to the date of this Proxy Statement. Each member of the Board attended all meetings. The Company does not have a policy with regard to directors’ attendance at annual meetings of shareholders. Nevertheless, the Company expects that all members of the board of directors will attend the Meeting and will be available to respond to appropriate questions. The Company did not have an annual meeting of shareholders last year.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our current executive officers for each of the last three completed fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total
David Giangano CEO and Director	2006 2005 2004	116,260 92,882 52,818	- - -	- - -	- - -	- - -	- - -	- - -	116,260 92,882 52,818
Frances Vinci EVP and Director	2006 2005 2004	106,107 92,882 52,818	- - -	- - -	- - -	- - -	- - -	- - -	106,107 92,882 52,818
Joseph Fuccillo CTO and Director	2006 2005 2004	106,107 81,882 33,992	- - -	- - -	- - -	- - -	- - -	- - -	106,107 81,882 33,992
Joseph Cassano EVP and Director	2006 2005 2004	155,000 150,000 150,000	- 15,567 18,190	- - -	- - -	- - -	- - -	- - -	155,000 165,567 168,190
Anthony Fernandez CFO and Director	2006 2005 2004

Employment Agreements

Described below are the employment agreements entered into with the Company by, respectively, Messrs. Giangano, Fuccillo, Cassano, and Fernandez and Ms. Vinci. Since the employment agreements contain similar provisions, only Mr. Giangano’s employment agreement will be described in detail. A copy of each employment agreement is attached as an exhibit to the Company’s Current Report on Form 8-K dated November 14, 2006 filed with the Securities and Exchange Commission. The SEC’s web-site is located at: www.sec.gov.

David Giangano has entered into an employment agreement with the Company dated as of November 14, 2006. He was engaged to serve as the Company’s President and Chief Executive Officer. The term of the employment agreement is three years, subject to automatic renewal for successive one year terms. Mr. Giangano’s annual base salary is $175,000. At the end of the initial term of the employment agreement, Mr. Giangano’s annual base salary will increase at the rate of fifteen percent, per annum.

Mr. Giangano shall be entitled to an annual bonus (the “Annual Bonus”)of up to: (i) one hundred percent of his then base salary in cash and (ii) two hundred percent of his then base salary in Company Common Stock, which may include stock options, restricted stock and/or deferred compensation, pursuant to the terms of the Company’s Executive Bonus Plan, which is a weighted formula based upon the approved budget by the Company’s board of directors and/or its compensation committee, as applicable. Under the terms of the Executive Bonus Plan, there will be three equal components to the budget, to wit: (a) sales; (b) gross profit percentage; and (c) net income. In the event that the Company successfully achieves one hundred percent to one hundred forty-nine percent of the approved budget target (whether for a, b or c, above), then Mr. Giangano shall be entitled fifty percent of his base salary, times one-third (representing equal weight for each category, a, b or c, above). In the event that the Company successfully achieves one hundred fifty percent to one hundred ninety-nine percent of the approved budget target (whether for a, b or c, above), then Mr. Giangano shall be entitled seventy-five percent of his base salary, times one-third (representing equal weight for each category, a, b or c, above). Likewise, in the event that the Company successfully achieves two hundred percent or more of the approved budget target (whether for a, b or c, above), then the Executive shall be entitled one hundred percent of his base salary, times one-third (representing equal weight for each category, a, b or c, above). In no event shall the three bonus components identified above, when combined, exceed one hundred percent of Mr. Giangano’s base salary, then in effect for the cash component of the Annual Bonus. Mr. Giangano shall at his option determine whether the cash component of the previously described Annual Bonus, if any, shall be paid in the form of cash or the issuance of Company Common Stock, or a combination thereof.

Mr. Giangano shall be entitled to participate in the Company’s employee compensation and other benefit programs. In addition to reimbursement for his documented reasonable expense incurred in connection with the fulfillment of his duties, Mr. Giangano shall all be entitled to an annual automobile allowance of $10,000. The Company may terminate Mr. Giangano’s employment with or without cause. If Mr. Giangano’s employment is terminated without cause or due to a change of control, then he is entitled to a severance payment equal to one year’s base salary and benefits, including any earned and/or accrued bonus, as in effect immediately prior to such termination. Mr. Giangano may terminate his employment agreement on notice.

Frances Vinci has entered into a similar employment agreement with the Company dated as of November 14, 2006. She was engaged to serve as the Company’s Executive Vice President. The term of the employment agreement is three years, subject to automatic renewal for successive one year terms. Ms. Vinci’s annual base salary is $125,000.

Ms. Vinci shall be entitled to an Annual Bonus of up to: (i) one hundred fifty percent of her then base salary in cash and (ii) two hundred twenty-five percent of her then base salary in Company Common Stock, which may include stock options, restricted stock and/or deferred compensation, pursuant to the terms of the Company’s Executive Bonus Plan described above.

Ms. Vinci’s employment agreement contains employee benefit and termination provisions, which are similar to those contained in Mr. Giangano’s employment agreement.

Joseph Fuccillo has entered into a similar employment agreement with the Company dated as of November 14, 2006. He was engaged to serve as the Company’s Chief Technology Officer. The term of the employment agreement is three years, subject to automatic renewal for successive one year terms. Mr. Fuccillo’s annual base salary is $165,000.

Mr. Fuccillo shall be entitled to an Annual Bonus of up to: (i) one hundred percent of her then base salary in cash and (ii) two hundred percent of his then base salary in Company Common Stock, which may include stock options, restricted stock and/or deferred compensation, pursuant to the terms of the Company’s Executive Bonus Plan described above.

Mr. Fuccillo’s employment agreement contains employee benefit and termination provisions, which are similar to those contained in Mr. Giangano’s employment agreement.

Joseph Cassano has entered into a similar employment agreement with the Company dated as of November 14, 2006. He was engaged to serve as the Company’s Executive Vice President of Sales. The term of the employment agreement is three years, subject to automatic renewal for successive one year terms. Mr. Cassano’s annual base salary is $165,000.

Mr. Cassano shall be entitled to an Annual Bonus of up to: (i) one hundred percent of her then base salary in cash and (ii) two hundred percent of his then base salary in Company Common Stock, which may include stock options, restricted stock and/or deferred compensation, pursuant to the terms of the Company’s Executive Bonus Plan described above.

Mr. Cassano’s employment agreement contains employee benefit and termination provisions, which are similar to those contained in Mr. Giangano’s employment agreement.

Anthony Fernandez has entered into a similar employment agreement with the Company dated as of November 14, 2006. He was engaged to serve as the Company’s Chief Financial Officer. The term of the employment agreement is three years, subject to automatic renewal for successive one year terms. Mr. Fernandez’s annual base salary is $165,000.

Mr. Fernandez shall be entitled to an Annual Bonus of up to: (i) one hundred percent of her then base salary in cash and (ii) two hundred percent of his then base salary in Company Common Stock, which may include stock options, restricted stock and/or deferred compensation, pursuant to the terms of the Company’s Executive Bonus Plan described above.

Mr. Fernandez’s employment agreement contains employee benefit and termination provisions, which are similar to those contained in Mr. Giangano’s employment agreement.

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR END

The following table sets forth the stock options held by the named executives as of December 31, 2006.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David Giangano	None	None	None	n/a	n/a	None	n/a	None	n/a
Frances Vinci	None	None	None	n/a	n/a	None	n/a	None	n/a
Joseph Fuccillo	None	None	None	n/a	n/a	None	n/a	None	n/a
Joseph Cassano	None	None	None	n/a	n/a	None	n/a	None	n/a
Anthony Fernandez	None	None	None	n/a	n/a	None	n/a	None	n/a

Stock Options

We did not grant any stock options to any executive officer or director during the year ended December 31, 2006.   From February 8, 2007 to March 6, 2007, the Company granted 2,255,000 stock options at exercise prices ranging from $0.50 to $1.20. Of these 2,255,000 stock options, 400,000 were granted to executive officers and directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described in the following paragraphs, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any other related person, such as a person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, or any members of the immediate family (including spouse, parents, children, step-children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction over the last two years or in any presently proposed transaction which, in either case, has or will materially affect us.

Throughout 2006 and 2005, the Company made interest-free advances to Toledo Realty, LLC (“Toledo”), an entity owned by David Giangano, Frances Vinci, Joseph Fuccillo, Joseph Cassano, Elizabeth D’Alesandro, Steven Harper and Paul Stavola, each of whom is either an officer or employee of the Company. The advances were primarily used for the acquisition and improvements made to a building now owned by Toledo and leased to the Company. This loan was repaid in full by December 31, 2006.

On June 1, 2006, the Company entered into a 10 year non-cancelable lease agreement with Toledo for its Long Island headquarters. Among other provisions, the lease provides for monthly rental payments of $10,500 per month and includes provisions for scheduled increases to the monthly rental. In addition, the Company is required to reimburse Toledo for the real estate taxes on the building. The lease agreement also provides for two five year lease extensions. Pursuant to the lease, the Company was required to provide a security deposit totaling $21,000. The Company has provided this deposit to Toledo in 2007.

PROPOSAL NO. 2

PROPOSAL REGARDING AMENDMENT TO CERTIFICATE OF INCORPORATION

Background

Our board of directors has unanimously adopted resolutions approving and declaring advisable a proposal to amend our certificate of incorporation to increase our authorized capital stock to 910,000,000, consisting of 900,000,000 shares of common stock and 10,000,000 shares of preferred stock.

The text of the amendment to the certificate of incorporation, which would be filed with the Secretary of State of the State of Delaware is set forth in Appendix A to this Proxy Statement. The text of the form of amendment accompanying this Proxy Statement is, however, subject to amendment to reflect any changes that may be required by the office of the Secretary of State of the State of Delaware or that the Board may determine to be necessary or advisable ultimately to comply with applicable law.

Discussion of the reasons for and possible disadvantages of the Amendment

The board believes that approval of the amendment to increase the authorized shares of capital stock for the reasons stated below is in the best interests of the Company and its shareholders and has unanimously recommended that the proposed amendment be presented to our shareholders for approval.

Currently, our certificate of incorporation, as amended, authorizes 900,000,000 shares of common stock. Approving this amendment to authorize the issuance of 10,000,000 shares of preferred stock would give our board of directors the express authority without further action of the shareholders to issue shares of preferred stock from time to time with such rights, designations, and preferences as the board deems necessary. The board of directors believes it is necessary to have the ability to issue such shares of preferred stock for general corporate purposes. Potential uses of the authorized shares of preferred stock may include equity and convertible preferred financings and acquisition transactions. No further action of the shareholders would be required in connection with such uses, unless such action were specifically required by the terms of any agreements into which the Company may hereafter enter, by the terms of any securities that the Company may hereafter issue, applicable state law or by rules of any stock exchange or similar system on which our securities may then be listed. The board of directors chose such a large number of shares of authorized preferred stock because it wants maximum flexibility to issue preferred stock in the future without having to seek shareholder approval in the future.

Our charter, if this amendment is approved, will provide that preferred stock (sometimes called “blank check preferred stock”) may be issued in one or more series in one or more transactions. Our board of directors will be authorized to fix the number of shares of any series of preferred stock, to determine the designation of any such series and to determine the rights, preferences, privileges, qualifications and limitations, including, without limitation, dividend or interest rates, conversion prices, voting rights, redemption prices, and maturity dates, of such preferred stock. Depending upon the nature and terms of any such designated and issued preferred stock, such issuance could make a takeover of our Company more difficult and, therefore, less likely. An issuance of any shares of preferred stock could have the effect of diluting the earnings per share and book value per share of existing shares of common stock. In addition, holders of preferred stock could have a priority in the event of liquidation on the Company’s assets after third party creditors have been paid off. The board of directors has no present plans, understandings, or agreements to issue any shares of preferred stock. Other than our preferred stock as discussed herein, there are no provisions of our charter, by-laws, employment agreements or credit agreements that have material anti-takeover consequences.

The board of directors does not currently intend to propose any amendments to the Company’s certificate of incorporation which might be deemed to have the effect of discouraging takeover attempts, although such amendments or other programs may be considered by the board in the future if it believes the interests of the shareholders would be protected thereby. Management might be able to use the shares of preferred stock to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent shareholders. However, it should be noted that management and one other shareholder currently controls a majority of voting rights with respect to the outstanding common stock and considers a hostile takeover attempt very unlikely.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the Company's common stock represented and voting at the meeting will be required to ratify the amendment to the certificate of incorporation.

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL.

PROPOSAL NO. 3

RATIFICATION OF THE ADOPTION OF THE 2007 STOCK OPTION PLAN

Background

At the Annual Meeting a vote will be taken on a proposal to ratify the adoption of the Company's 2007 Stock Option Plan (the "2007 Stock Option Plan"), which contains 6,228,750 shares of common stock underlying stock options available for grant thereunder. The 2007 Stock Option Plan was adopted by the board of directors on July 25, 2007. A copy of the 2007 Stock Option Plan is attached hereto as Appendix B. As of the date of this Proxy, no options to purchase shares of the Company's common stock have been granted to the Company's employees, directors, and outside consultants under the 2007 Stock Option Plan.

Description of the 2007 Stock Option Plan

The Plan shall be administered by either the board of directors of the Company or by a committee (the “Committee”) to which administration of the Plan, or of part of the Plan, may be delegated by the Board (in either case, the “Administrator”). The Board shall appoint and remove members of such Committee, if any, in its discretion in accordance with applicable laws. If necessary in order to comply with Rule 16b-3 under the Exchange Act and Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Committee shall, in the Board's discretion, be comprised solely of “non-employee directors” within the meaning of said Rule 16b-3 and “outside directors” within the meaning of Section 162(m) of the Code.

The Administrator will determine, among other things, those individuals who shall receive options, the type of option to be received (either an incentive stock option as defined in Section 422 of the Code or a non-qualified stock option) the time period during which the options may be partially or fully exercised, the number of shares of the Company's common stock issuable upon the exercise of the options and the option exercise price.

The 2007 Stock Option Plan is effective for a period for ten years, expiring in 2017. Options to acquire 6,228,750 shares of the Company's common stock may be granted to officers, directors, key employees, and consultants who provide the Company with their skills and expertise. The 2007 Stock Option Plan is designed to enable management to attract and retain qualified and competent directors, employees, and consultants. Options granted under the 2007 Stock Option Plan ordinarily may be exercisable for up to ten years and shall be at an exercise price all as determined by the Administrator provided that, the exercise price of any incentive stock options may not be less than the fair market value of the shares of the Company's common stock on the date of the grant and the exercise price of a non-qualified stock option may not be less than 85% of the then fair market value of the shares of the Company’s common stock on the date of grant. Options are non-transferable, and are exercisable only by the participant (or by his or her guardian or legal representative) during his or her lifetime or by his or her legal representatives following death.

if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board in (a) the number and class of shares of stock subject to the Plan and each option outstanding under the Plan, and (b) the exercise price of each outstanding option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Board in its sole discretion.

In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each optionee at least 30 days prior to such proposed action. To the extent not previously exercised, all options will terminate immediately prior to the consummation of such proposed action; provided, however, that the Administrator, in the exercise of its sole discretion, may permit exercise of any options prior to their termination, even if such options were not otherwise exercisable. In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the shareholders of the Company receive securities of the acquiring entity or an affiliate thereof, all options shall be assumed or equivalent options shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity); provided, however, that if such successor does not agree to assume the options or to substitute equivalent options therefor, the Administrator, in the exercise of its sole discretion, may permit the exercise of any of the options prior to consummation of such event, even if such options were not otherwise exercisable.

If a participant ceases affiliation with the Company by reason of death or permanent disability, the option remains exercisable for one year from such occurrence but not beyond the option's expiration date. Other types of termination allow the participant at least 30 days to exercise the option.

Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by the Company become available again for issuance under the 2007 Stock Option Plan, subject to applicable securities regulation.

The 2007 Stock Option Plan may be terminated or amended at any time by the Company's board of directors, except that the number of shares of the Company's common stock reserved for issuance upon the exercise of options granted under the 2007 Stock Option Plan may not be increased without the consent of the Company's shareholders.

The Company currently does not have any plans to make any grants under the 2007 Stock Option Plan.

VOTE REQUIRED

Ratification of the adoption of the Company's 2007 Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the meeting.

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL

PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Seligson & Giannattasio, LLP was appointed to serve as the Company’s independent public accountants effective November 14, 2006 and has audited the Financial Statements of the Company as of December 31, 2006 and for the year then ended. The board of directors has appointed such firm to audit the accounts and records of the Company for the fiscal year ending December 31, 2007. It is proposed that the appointment of Seligson & Giannattasio, LLP be submitted to the shareholders for ratification. Neither such firm nor any of its members or any of their associated has or has had any financial interest in the Company, direct or indirect, or any relationship with the Company other than in connection with their duties as auditors and accountants.

Audit and other Fees

Summarizing the information discussed in further detail below, the following table sets forth the amount of fees billed by our independent public accountants for audit, audit related, and tax fees for the fiscal years ended, respectively, December 31, 2006 and December 31, 2005:

	Fiscal Year
	2006	2005
Audit Fees	$70,000	$79,000
Audit-Related Fees	-0-	-0-
Tax Fees	5,000	5,000
Other Fees	4,000	2,000
Total:	$79,000	$86,000

Audit Fees

The aggregate fees billed by our independent public accountants for professional services rendered in connection with a review of the financial statements included in our quarterly reports on Form 10-QSB and the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2006 and December 31, 2005 were approximately $70,000 and $79,000 respectively.

Audit-Related Fees

Our independent public accountants did not bill any additional fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

Tax Fees

The aggregate fees billed by our independent public accountants for professional services for tax compliance, tax advice, and tax planning were $5,000 and $5,000 for the fiscal years ended December 31, 2006 and 2005.

All Other Fees

The aggregate fees billed by our independent public accountants for all other non-audit services, such as attending meetings and other miscellaneous financial consulting, for the fiscal years ended December 31, 2006 and 2005 were $4,000 and $2,000 respectively.

CHANGES IN THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS

Effective November 14, 2006, we dismissed Webb & Company, P.A. as our independent accountants. Webb & Company, P.A. had previously been engaged as the principal accountant to audit our financial statements. The reason for the dismissal of Webb & Company, P.A. is that, following the consummation of the Reverse Merger resulting in a Change of Control on November 14, 2006, (i) the former members of Juma Technology, LLC (“Juma”) owned a majority of the outstanding shares of our Common Stock and (ii) our primary business unit became the business previously conducted by Juma. The independent registered public accounting firm of Juma was the firm of Seligson & Giannattasio, LLP. We believed that it was in our best interest to have Seligson & Giannattasio, LLP continue to work with our business, and we therefore retained Seligson & Giannattasio, LLP as our new independent registered public accounting firm, effective as of November 14, 2006.

The decision to change accountants was approved by our board of directors on November 14, 2006. From inception through November 14, 2006, there were no disagreements with Webb & Company, P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Webb & Company, P.A., would have caused it to make reference to the matter in connection with its reports. Webb & Company, P.A.’s audit reports for the year ended October 31, 2005 and for the period from inception through October 31, 2004 did not contain an adverse opinions or disclaimer of opinion, nor was modified as to uncertainty, audit scope, or accounting principles.

The Company has made the contents of this section available to Webb & Company, P.A. and Seligson & Giannattasio, LLP and requested each of them to furnish us a letter as to whether Webb & Company, P.A. or Seligson & Giannattasio, LLP, as applicable, believes that the statements contained in this section are incorrect or incomplete. Each of Webb & Company, P.A. and Seligson & Giannattasio, LLP has informed the Company that it agrees with the statements applicable to it contained in this section.

As of November 14, 2006, Seligson & Giannattasio, LLP was engaged as our new independent registered public accountants. The appointment of Seligson & Giannattasio LLP was approved by our board of directors. From April 6, 2000 (inception) through November 14, 2006, we did not consult Seligson & Giannattasio, LLP regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B.

AUDIT COMMITTEE FUNTION

As indicated above under the heading “BOARD INDEPENDENCE AND BOARD COMMITTEES”, we do not have an audit committee; the entire board of directors fulfills this function.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the Company's Common Stock represented and voting at the meeting will be required to ratify the board of Directors’ selection of Seligson & Giannattasio, LLP.

It is anticipated that a representative of Seligson & Giannattasio, LLP will be present at the Meeting. Such representative will be given the opportunity to make a statement should he or she so desire, and will be available to answer appropriate questions.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

OTHER BUSINESS

As of the date of this Proxy Statement, management of the Company was not aware of any matter to be presented at the Meeting other than as set forth herein. If any other matters are properly brought before the Meeting, however, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them. A majority of the shares present which are entitled to vote thereon would be necessary to approve any such matters.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
FOR ANNUAL MEETING TO BE HELD IN 2008

Any proposal by a shareholder to be presented at the Company's next Annual Meeting of Shareholders, currently expected to be held on August 29, 2008, must be received at the offices of the Company, 154 Toledo Street, Farmingdale, NY 11735 not later than April 30, 2008. All other shareholder proposals, including nominations for directors, must be received by the Company not less than 60 days or more than 90 days prior to such Meeting.

THE BOARD URGES YOU TO SIGN, DATE, AND MAIL THE ENCLOSED WHITE PROXY PROMPTLY.

By Order of the Board o Directors

/s/ David Giangano
David Giangano, Director

August 6, 2007
Farmingdale, NY

Appendix A
Amendment to the Company’s Certificate of Incorporation

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF
CERTIICATE OF INCORPORATION

It is hereby certified that:

FIRST: The name of the Corporation is: Juma Technology Corp.

SECOND: The certificate of incorporation of the Corporation is hereby amended by striking out Article “FOURTH” thereof and substituting in lieu of said Article, the following new Article “FOURTH”

“FOURTH:

(a) Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock” The total number of shares of stock that the Corporation shall have authority to issue is 910,000,000 shares consisting of (i) 900,000,000 shares of Common Stock, $0.001 par value per share (the “Common Stock”), and (ii) 10,000,000 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”).

(b) Preferred Stock. Subject to the limitations and in the manner provided by law, the Board of Directors or a duly-authorized committee of the Board of Directors, in accordance with the laws of the State of Delaware, is hereby authorized to, from time to time, provide by resolution for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as “Preferred Stock Designation”), setting forth such resolution, to establish the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following: (i) the designation of the series, which may be by distinguishing number, letter or title; (ii) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding); provided that, in case the number of shares of any series shall be so decreased, the shares constituting such decrease shall upon the taking of any action required by applicable law resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series as well as the number of shares authorized for issuance in each series; (iii) the amounts or rates at which dividends will be payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative; (iv) dates at which dividends, if any, shall be payable; (v) the redemption rights and price or prices, if any, for shares of the series; (vi) the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series; (vii) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; (viii) whether the shares of the series shall be convertible into, or exchangeable, or redeemable for, shares of any other class or series, or any other security, of the Corporation or any other Corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made; (ix) the voting rights, if any, of the holders of shares of the series generally or upon specified events; (x) any other tights, powers, preferences of such shares as are permitted by law.”

THIRD: The amendment of the certificate of incorporation herein certified has been dully adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed on this ___ day of _______________, 2007.

By:
David Giangano, Chief Executive Officer

Appendix B
2007 Stock Option Plan

2007 STOCK OPTION PLAN
OF
JUMA TECHNOLOGY CORP.

1.	PURPOSES OF THE PLAN

1.1.	The purposes of the 2007 Stock Option Plan (the “Plan”) of Juma Technology Corp., a Delaware corporation (the “Company”), are to:

1.2.	Encourage selected employees, directors and consultants to improve operations and increase profits of the Company;

1.3.	Encourage selected employees, directors and consultants to accept or continue employment or association with the Company or its Affiliates; and

1.4.	Increase the interest of selected employees, directors and consultants in the Company's welfare through participation in the growth in value of the common stock of the Company (the “Shares”).

1.5.
Options granted under this Plan (“Options”) may be “incentive stock options” (“ISOs”) intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”), or “non-qualified stock options” (“NQSOs”). In addition, the Options are intended to satisfy the requirements of Section 409A and the regulations thereunder.

2.	ELIGIBLE PERSONS

2.1.
Every person who at the date of grant of an Option is an employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NQSOs or ISOs under this Plan. Every person who at the date of grant is a consultant to, or non-employee director of, the Company or any Affiliate of the Company is eligible to receive NQSOs under this Plan. The term “Affiliate” as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term “employee” includes an officer or director who is an employee of the Company. The term “consultant” includes persons employed by, or otherwise affiliated with, a consultant.

3.	STOCK SUBJECT TO THIS PLAN; MAXIMUM NUMBER OF GRANTS

Subject to the provisions of Section 6.1.1 of the Plan, the total number of Shares, which may be issued under Options granted pursuant to this Plan, shall not exceed six million two hundred and twenty eight thousand and seven hundred and fifty hundred (6,228,750) Shares. The Shares covered by the portion of any grant under the Plan which expires unexercised shall become available again for grants under the Plan.

4.	ADMINISTRATION

4.1.
The Plan shall be administered by either the Board of Directors of the Company (the “Board”) or by a committee (the “Committee”) to which administration of the Plan, or of part of the Plan, may be delegated by the Board (in either case, the “Administrator”). The Board shall appoint and remove members of such Committee, if any, in its discretion in accordance with applicable laws. If necessary in order to comply with Rule 16b-3 under the Exchange Act and Section 162(m) of the Code, the Committee shall, in the Board's discretion, be comprised solely of “non-employee directors” within the meaning of said Rule 16b-3 and “outside directors” within the meaning of Section 162(m) of the Code. The foregoing notwithstanding, the Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

4.2.
Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (a) to grant Options; (b) to determine the fair market value of the Shares subject to Options; (c) to determine the exercise price of Options granted; (d) to determine the persons to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option; (e) to interpret this Plan; (f) to prescribe, amend, and rescind rules and regulations relating to this Plan; (g) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (h) with the consent of the optionee, to modify or amend any Option; (i) to defer (with the consent of the optionee) the exercise date of any Option; (j) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (k) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

4.3.	All questions of interpretation, implementation, and application of this Plan shall be determined by the Administrator. Such determinations shall be final and binding on all persons.

5.	GRANTING OF OPTIONS; OPTION AGREEMENT

5.1.	No Options shall be granted under this Plan after 10 years from the date of adoption of this Plan by the Board.

5.2.	Each Option shall be evidenced by a written stock option agreement, in form satisfactory to the Administrator, executed by the Company and the person to whom such Option is granted.

5.3.	The stock option agreement shall specify whether each Option it evidences is an NQSO or an ISO.

5.4.
Subject to Section 6.3.3 with respect to ISOs, the Administrator may approve the grant of Options under this Plan to persons who are expected to become employees, directors or consultants of the Company, but are not employees, directors or consultants at the date of approval, and the date of approval shall be deemed to be the date of grant unless otherwise specified by the Administrator.

6.	TERMS AND CONDITIONS OF OPTIONS

Each Option granted under this Plan shall be subject to the terms and conditions set forth in Section 6.1. NQSOs shall also be subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2.

6.1.	Terms and Conditions to Which All Options Are Subject. All Options granted under this Plan shall be subject to the following terms and conditions:

6.1.1.
Changes in Capital Structure. Subject to Section 6.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board in (a) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Board in its sole discretion.

6.1.2.
Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each optionee at least 30 days prior to such proposed action. To the extent not previously exercised, all Options will terminate immediately prior to the consummation of such proposed action; provided, however, that the Administrator, in the exercise of its sole discretion, may permit exercise of any Options prior to their termination, even if such Options were not otherwise exercisable. In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the shareholders of the Company receive securities of the acquiring entity or an affiliate thereof, all Options shall be assumed or equivalent options shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity); provided, however, that if such successor does not agree to assume the Options or to substitute equivalent options therefor, the Administrator, in the exercise of its sole discretion, may permit the exercise of any of the Options prior to consummation of such event, even if such Options were not otherwise exercisable.

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6.1.3.
Time of Option Exercise. Subject to Section 5 and Section 6.3.4, Options granted under this Plan shall be exercisable (a) immediately as of the effective date of the stock option agreement granting the Option, or (b) in accordance with a schedule as may be set by the Administrator (each such date on such schedule, the “Vesting Base Date”) and specified in the written stock option agreement relating to such Option. In any case, no Option shall be exercisable until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee.

6.1.4.  Option Grant Date. The date of grant of an Option under this Plan shall be the date as of which the Administrator approves the grant.

6.1.5.  Nontransferability of Option Rights. Except with the express written approval of the Administrator which approval the Administrator is authorized to give only with respect to NQSOs, no Option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order. During the life of the optionee, an Option shall be exercisable only by the optionee.

6.1.6.  Payment. Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. The Administrator, in the exercise of its absolute discretion, may authorize any one or more of the following additional methods of payment:

(a) Subject to the discretion of the Administrator and the terms of the stock option agreement granting the Option, delivery by the optionee of Shares already owned by the optionee for all or part of the Option price, provided the fair market value (determined as set forth in Section 6.1.10) of such Shares being delivered is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock; and

(b) Subject to the discretion of the Administrator, through the surrender of Shares then issuable upon exercise of the Option, provided the fair market value (determined as set forth in Section 6.1.10) of such Shares is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by surrender of such stock.

6.1.7.
Termination of Employment. If for any reason other than death or permanent and total disability, an optionee ceases to be employed by the Company or any of its Affiliates (such event being called a “Termination”), Options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination, or such other period of not less than 30 days after the date of such Termination as is specified in the Option Agreement or by amendment thereof (but in no event after the Expiration Date); provided, however, that if such exercise of the Option would result in liability for the optionee under Section 16(b) of the Exchange Act, then such three-month period automatically shall be extended until the tenth day following the last date upon which optionee has any liability under Section 16(b) (but in no event after the Expiration Date). If an optionee dies or becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or an Affiliate or within the period that the Option remains exercisable after Termination, Options then held (to the extent then exercisable) may be exercised, in whole or in part, by the optionee, by the optionee's personal representative or by the person to whom the Option is transferred by devise or the laws of descent and distribution, at any time within twelve months after the death or twelve months after the permanent and total disability of the optionee or any longer period specified in the Option Agreement or by amendment thereof (but in no event after the Expiration Date). For purposes of this Section 6.1.7, “employment” includes service as a director or as a consultant. For purposes of this Section 6.1.7, an optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

6.1.8.
Withholding and Employment Taxes. At the time of exercise of an Option and as a condition thereto, or at such other time as the amount of such obligations becomes determinable (the “Tax Date”), the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. Such obligation to remit may be satisfied, if authorized by the Administrator in its sole discretion, after considering any tax, accounting and financial consequences, by the optionee's (a) delivery of a promissory note in the required amount on such terms as the Administrator deems appropriate, (b) tendering to the Company previously owned Shares or other securities of the Company with a fair market value equal to the required amount, or (c) agreeing to have Shares (with a fair market value equal to the required amount) which are acquired upon exercise of the Option withheld by the Company.

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6.1.9.
Other Provisions. Each Option granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an “incentive stock option” within the meaning of Section 422 of the Code.

6.1.10.	Determination of Value. For purposes of the Plan, the fair market value of Shares or other securities of the Company shall be determined as follows:

(a) Fair market value shall be the closing price of such stock on the date before the date the value is to be determined on the principal recognized securities exchange or recognized securities market on which such stock is reported, but if selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for such stock on the date before the date the value is to be determined (or if there are no quoted prices for such date, then for the last preceding business day on which there were quoted prices).

(b) In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry, the Company's management, and the values of stock of other corporations in the same or similar line of business.

6.1.11 Option Term. Subject to Section 6.3.4, no Option shall be exercisable more than 10 years after the date of grant, or such lesser period of time as is set forth in the stock option agreement (the end of the maximum exercise period stated in the stock option agreement is referred to in this Plan as the “Expiration Date”).

6.2.  Terms and Conditions to Which Only NQSOs Are Subject. Options granted under this Plan which are designated as NQSOs shall be subject to the following terms and conditions:

6.2.1.	Exercise Price.

(a) Except as set forth in Section 6.2.1(b), the exercise price of an NQSO shall be not less than 85% of the fair market value (determined in accordance with Section 6.1.10) of the stock subject to the Option on the date of grant.

(b) To the extent required by applicable laws, rules and regulations, the exercise price of a NQSO granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate (a “Ten Percent Shareholder”) shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

6.3.	Terms and Conditions to Which Only ISOs Are Subject. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

6.3.1.	Exercise Price.

(a) Except as set forth in Section 6.3.1(b), the exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value (determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

(b) The exercise price of an ISO granted to any Ten Percent Shareholder shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

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6.3.2.  Disqualifying Dispositions. If stock acquired by exercise of an ISO granted pursuant to this Plan is disposed of in a “disqualifying disposition” within the meaning of Section 422 of the Code (a disposition within two years from the date of grant of the Option or within one year after the transfer such stock on exercise of the Option), the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

6.3.3.
Grant Date. If an ISO is granted in anticipation of employment as provided in Section 5.1, the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of this Plan for Options granted on that date.

6.3.4.	Term. Notwithstanding Section 6.1.11, no ISO granted to any Ten Percent Shareholder shall be exercisable more than five years after the date of grant.

7.	MANNER OF EXERCISE

7.1.
An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price and withholding taxes as provided in Sections 6.1.6 and 6.1.8. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Option was exercised.

7.2.
Promptly after receipt of written notice of exercise of an Option and the payments called for by Section 7.1, the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock. An optionee or permitted transferee of the Option shall not have any privileges as a shareholder with respect to any shares of stock covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

8.	EMPLOYMENT OR CONSULTING RELATIONSHIP

Nothing in this Plan or any Option granted hereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any optionee's employment or consulting at any time, nor confer upon any optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

9.	CONDITIONS UPON ISSUANCE OF SHARES

Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”).

10.	NON-EXCLUSIVITY OF THE PLAN

The adoption of the Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under the Plan.

11.	AMENDMENTS TO PLAN

The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of an optionee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding Options except to conform this Plan and ISOs granted under this Plan to the requirements of federal or other tax laws relating to incentive stock options. No amendment, alteration, suspension or discontinuance shall require shareholder approval unless (a) shareholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (b) the Board otherwise concludes that shareholder approval is advisable.

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12.	EFFECTIVE DATE OF PLAN; TERMINATION

This Plan shall become effective upon adoption by the Board; provided, however, that no Option shall be exercisable unless and until written consent of the shareholders of the Company, or approval of shareholders of the Company voting at a validly called shareholders' meeting, is obtained within twelve months after adoption by the Board. If such shareholder approval is not obtained within such time, Options granted hereunder shall be of the same force and effect as if such approval was obtained except that all ISOs granted hereunder shall be treated as NQSOs. Options may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws. This Plan shall terminate within ten years from the date of its adoption by the Board.

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JUMA TECHNOLOGY CORP.
ANNUAL MEETING OF SHAREHOLDERS – August 31, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David Giangano, with full power of substitution, proxy to vote all of the shares of Common Stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Juma Technology Corp., to be held at the Company's corporate headquarters at 154 Toledo Street, Farmingdale, NY 11735, on August 31, 2007 at 10:00 a.m., Local Time, and at all adjournments thereof, upon the matters specified below, all as more fully described in the Proxy Statement dated August 6, 2007, and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF
JUMA TECHNOLOGY CORP.'S BOARD OFDIRECTORS

1. To elect five directors to serve until the 2008 Annual Meeting of Shareholders.

NOMINEES	FOR	WITHHOLD

DAVID GIANGANO	☐	☐

FRANCES VINCI	☐	☐

JOSEPH FUCCILLO	☐	☐

JOSEPH CASSANO	☐	☐

ANTHONY FERNANDEZ	☐	☐

☐ FOR ALL NOMINEES ☐ WITHHELD FOR ALL NOMINEES

2. To approve the amendment of the Company’s certificate of incorporation to authorize the issuance of 10,000,000 shares of Preferred Stock.

☐ FOR      ☐ AGAINST      ☐ ABSTAIN

3. To ratify the adoption of the Company’s 2007 Stock Option Plan.

☐ FOR      ☐ AGAINST      ☐ ABSTAIN

4. To ratify the appointment of Seligson & Giannattasio, LLP as the Company's independent public accountants for the ensuing year.

☐ FOR      ☐ AGAINST      ☐ ABSTAIN

(CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

(CONTINUED FROM OTHER SIDE)

Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

Please mark, date, sign, and mail your proxy promptly in the envelope provided.

Date:                       , 2007

(Print name of Shareholder)

(Print name of Shareholder)

Signature

Signature

Number of SHARES

Note: Please sign exactly as name appears in the Company's records. Joint owners should each sign. When signing as attorney, executor or trustee, please give title as such.

PLEASE MARK, DATE, SIGN, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

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